Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Four Oaks Fincorp, Inc.
Four Oaks, North Carolina

We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File Nos. 333-30677, 333-69792, 333-152159, 333-162200 and 333-162202) and Form S-3 (File No. 333-33527) of our report dated March 30, 2010 with respect to the consolidated financial statements of Four Oaks Fincorp, Inc., which report appears in Four Oaks Fincorp, Inc.’s 2009 Annual Report on Form 10-K.

Raleigh, North Carolina
March 30, 2010